Exhibit 10.86

February 15, 2007

SmarTire Systems Inc.
13151 Vanier Place, Suite 150
Richmond, British Columbia
V6V 2J1

Re: Convertible Preferred Stock Held by Cornell Capital Partners, L.P.

On March 22, 2005 SmarTire Systems Inc. (the “Company”) entered into an Investment Agreement with Cornell Capital Partners, L.P. (“Cornell”) pursuant to which the Company sold an aggregate of $4,000,000 of its Series A 5% convertible preferred stock, no par value.

The Company was required pursuant to the terms of the Investment Agreement to repay Cornell the unconverted balance of $3,780,960 on December 22, 2006. Such payment was not made.

Cornell hereby agrees that an event of default as defined in the Investment Agreement and all related agreements to which Cornell and the Company are a party has not occurred as a result of the failure by the Company to pay Cornell the amount due on December 22, 2006 and Cornell hereby agrees to extend the date for such payment from December 22, 2006 until March 31, 2007.

Very truly yours,

Cornell Capital Partners, L.P.

By: /s/ Jerry Eicke
Jerry Eicke
Managing Partner